Exhibit 10.10
STOCK OPTION AGREEMENT
GRAIL, INC.
2016 EQUITY INCENTIVE PLAN
This Stock Option Agreement (this “Agreement”) is made and entered into as of the date of grant (the “Date of Grant”) set forth on the Notice of Stock Option Grant attached as the facing page to this Agreement (the “Grant Notice”) by and between GRAIL, Inc., a Delaware corporation (the “Company”), and the optionee named on the Grant Notice (“Optionee”). Capitalized terms not defined in this Agreement shall have the meaning ascribed to them in the Company’s 2016 Equity Incentive Plan, as amended from time to time (the “Plan”), or in the Grant Notice, as applicable.
1.GRANT OF OPTION. The Company hereby grants to Optionee an option (this “Option”) to purchase up to the total number of shares of Class A Common Stock of the Company, $0.001 par value per share (the “Common Stock”), set forth in the Grant Notice as the Shares (the “Shares”) at the Exercise Price Per Share set forth in the Grant Notice (the “Exercise Price”), subject to all of the terms and conditions of the Grant Notice, this Agreement and the Plan. If designated as an Incentive Stock Option in the Grant Notice, this Option is intended to qualify as an incentive stock option (the “ISO”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), as opposed to a Non-Qualified Stock Option (“NQSO”).
2.EXERCISE PERIOD.
2.1.Exercise Period of Option. Subject to the conditions set forth in this Agreement and the “Tax Status and Exercise Schedule” indicated in the Grant Notice, all or part of this Option may be exercised either as it vests or at any time after the Date of Grant. Shares purchased by exercising this Option may be subject to the Repurchase Option as set forth in Section 7 below. This Option will become vested during its term as to portions of the Shares in accordance with the Vesting Schedule set forth in the Grant Notice. Notwithstanding any provision in the Plan or this Agreement to the contrary, on or after Optionee’s Termination Date (as defined in Section 7.1 below), this Option may not be exercised with respect to any Shares that are Unvested Shares on Optionee’s Termination Date.
2.2.Vesting of Option Shares. Shares with respect to which this Option is vested at a given time pursuant to the Vesting Schedule set forth in the Grant Notice are “Vested Shares.” Shares with respect to which this Option is not vested at a given time pursuant to the Vesting Schedule set forth in the Grant Notice are “Unvested Shares.”
2.3. Expiration. The Option shall expire on the Expiration Date set forth in the Grant Notice or earlier as provided in Section 3 below.
3.TERMINATION.
3.1.Partial Acceleration Upon a Termination without Cause or a Resignation for Good Reason. Upon Optionee’s Termination (as defined in Section 7.1 below) (i) by the Company without Cause (excluding as a result of death or Disability (as defined in Section 3.3 below)) or (ii) by Optionee for Good Reason (in each case as defined below), then subject to Optionee’s execution and non-revocation of a release of claims substantially in the form attached as Exhibit A (the “Release”) to Optionee’s employment offer letter with the Company (the “Offer Letter”), (i) Optionee will immediately service vest in that portion of the Option (or a portion of the Unvested Shares received in respect of exercising the Option) that Optionee would have vested in over the next 12 months had Optionee continued in employment or other service during such period (provided that, for the avoidance of doubt, any portion of the Option that is subject to performance-based vesting criteria that has not been achieved on or prior Optionee’s Termination shall be forfeited) and (ii) any remaining portion of the Option that is unvested as of the Termination Date will be forfeited. Any portion of the Option that remains outstanding following Optionee’s Termination pursuant to this subsection 3.1 or subsection 3.2 may be exercised by Optionee (i) no later than twenty four (24) months after Optionee’s Termination Date if such Termination Date is prior to the consummation of a Public Offering or (ii) no later than three (3) months after Optionee’s Termination Date if such Termination Date is on or following the consummation of a Public Offering (but, in each case, in no event may this Option be exercised after the Expiration Date). “Cause” means: (a) an intentional act of fraud, embezzlement, theft or any other material violation of law that occurs during or in the course of Optionee’s employment with the Company; (b) the willful and continued failure to substantially perform Optionee’s material lawful duties for the Company (other than as a result of incapacity due to physical or mental illness or disability); or (c) intentional material breach of any of the Company’s material policies, the Offer Letter or any agreements Optionee enters with the Company that causes harm to the Company or (d) Optionee’s commission of any tortious act, unlawful act or malfeasance that is demonstrably and materially injurious to the Company, monetarily or otherwise; provided that, in the case of clauses (b) and (c) above, Optionee receives a written notice from the Company which describes the basis for the Company’s belief that Optionee has engaged in conduct constituting Cause with thirty (30) days to take corrective action. “Good Reason” means Optionee’s resignation within thirty (30) days following the end of the Cure Period (as defined below), based on one or more of the following events taking place without Optionee’s consent: (A) a diminution by the Company in Optionee’s base salary and target bonus by more than 10%; (B) a material reduction of Optionee’s authority, duties, or responsibilities (including reporting responsibilities) relative to Optionee’s authority, duties, or responsibilities in effect immediately prior to such reduction; (C) the relocation of Optionee’s principal work location to a facility or a location more than thirty-five (35) miles from Optionee’s prior work location; (D) the Company’s material breach of the Offer Letter or any other employment or compensation-related agreement with Optionee; or (E) the Company’s failure to obtain the assumption of this Agreement by any acquiror or successor entity following a Change of Control. In order for an event to qualify as Good Reason, Optionee must not terminate employment with the Company without first providing the Company with written notice of the acts or omissions constituting the grounds for Good Reason within sixty (60) days of the initial existence of the grounds for Good Reason and a reasonable cure period of thirty (30) days following the date of written notice (the “Cure Period”), and such grounds must not have been cured during such time.
3.2.Vesting Acceleration in Connection With a Change in Control. Upon a Termination by the Company without Cause (excluding as a result of death or Disability) or a resignation for Good Reason, in each case, upon or within twelve (12) months after, or within three months before, the completion of a Change of Control (as such term is defined in the Offer Letter), then subject to Optionee’s execution and non-revocation of the Release, any portion of Optionee’s Option (or any Unvested Shares received in respect of exercising the Option) that was not vested prior to such Change of Control will vest in full on the date of such Termination. In the case of a Termination pursuant to this subsection 3.2, the Option will be exercisable for the applicable period set forth in subsection 3.1.

3.3.Termination Because of Death or Disability. If Optionee is Terminated because of Optionee’s death or Disability (or if Optionee dies within three (3) months of the date of Optionee’s Termination), then (a) on and after Optionee’s Termination Date, this Option shall expire immediately with respect to any Shares that are Unvested Shares and may not be exercised with respect to any Shares that are Unvested Shares on Optionee’s Termination Date and (b) this Option, to the extent (and only to the extent) that it is exercisable with respect to Vested Shares on Optionee’s Termination Date, may be exercised by Optionee (or Optionee’s legal representative) no later than twelve (12) months after Optionee’s Termination Date, but in no event later than the Expiration Date. “Disability” means that Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.
3.4.Termination for Any Other Reason. If Optionee is Terminated for any reason other than those set forth in subsections 3.1 through 3.2, then (a) on and after Optionee’s Termination Date, this Option shall expire immediately with respect to any Shares that are Unvested Shares and may not be exercised with respect to any Shares that are Unvested Shares on Optionee’s Termination Date and (b) this Option, to the extent (and only to the extent) that it is exercisable with respect to Vested Shares on Optionee’s Termination Date, may be exercised by Optionee no later than three (3) months after Optionee’s Termination Date (but in no event may this Option be exercised after the Expiration Date).
Any exercise of this Option beyond (i) three (3) months after the date Optionee ceases to be an employee when Optionee’s Termination is for any reason other than Optionee’s death or disability, within the meaning of Section 22(e)(3) of the Code; or (ii) twelve (12) months after the date Optionee ceases to be an employee when the termination is for Optionee’s disability, within the meaning of Section 22(e)(3) of the Code, is deemed to be an NQSO.
3.5.No Obligation to Employ. Nothing in the Plan or this Agreement shall confer on Optionee any right to continue in the employ of, or other relationship with, the Company or any Parent or Subsidiary of the Company, or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Optionee’s employment or other relationship at any time, with or without cause.
4.MANNER OF EXERCISE.
4.1.Stock Option Exercise Notice and Agreement. To exercise this Option, Optionee (or in the case of exercise after Optionee’s death or incapacity, Optionee’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed Stock Option Exercise Notice and Agreement in the form attached hereto as Annex A, or in such other form as may be approved by the Committee from time to time (the “Exercise Agreement”) and payment for the shares being purchased in accordance with this Agreement. The Exercise Agreement shall set forth, among other things, (i) Optionee’s election to exercise this Option, (ii) the number of Shares being purchased, (iii) any representations, warranties and agreements regarding Optionee’s investment intent and access to information as may be required by the Company to comply with applicable securities laws in connection with any exercise of this Option, and (iv) any other agreements required by the Company. If someone other than Optionee exercises this Option, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise this Option and such person shall be subject to all of the restrictions contained herein as if such person were Optionee.
4.2.Limitations on Exercise. This Option may not be exercised unless such exercise is in compliance with all applicable federal and state securities laws, as they are in effect on the date of exercise.
4.3.Payment. The Exercise Agreement shall be accompanied by full payment of the Exercise Price for the shares being purchased in cash (by check or wire transfer), or where permitted by law:
(a)by cancellation of indebtedness of the Company owed to Optionee;
(b)by surrender of shares of the Company that are free and clear of all security interests, pledges, liens, claims or encumbrances and: (i) for which the Company has received “full payment of the purchase price” within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares) or (ii) that were obtained by Optionee in the public market;
(c)by participating in a formal cashless exercise program implemented by the Committee in connection with the Plan;
(d)provided that a public market for the Common Stock exists, subject to compliance with applicable law, by exercising as set forth below, through a “same day sale” commitment from Optionee and a broker-dealer whereby Optionee irrevocably elects to exercise this Option and to sell a portion of the Shares so purchased sufficient to pay the total Exercise Price, and whereby the broker- dealer irrevocably commits upon receipt of such Shares to forward the total Exercise Price directly to the Company; or ßby any combination of the foregoing or any other method of payment approved by the Committee that constitutes legal consideration for the issuance of Shares.
4.4.Tax Withholding. Prior to the issuance of the Shares upon exercise of the Option, Optionee must pay or provide for any applicable federal, state and local withholding obligations of the Company. If the Committee permits, Optionee may provide for payment of withholding taxes upon exercise of the Option by requesting that the Company retain the minimum number of Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld; or to arrange a mandatory “sell to cover” on Participant’s behalf (without further authorization); but in no event will the Company withhold Shares or “sell to cover” if such withholding would result in adverse accounting consequences to the Company. In case of stock withholding or a sell to cover, the Company shall issue the net number of Shares to Optionee by deducting the Shares retained from the Shares issuable upon exercise.
4.5.Issuance of Shares. Provided that the Exercise Agreement and payment are in form and substance satisfactory to counsel for the Company, the Company shall issue the Shares issuable upon a valid exercise of this Option registered in the name of Optionee, Optionee’s authorized assignee, or Optionee’s legal representative, and shall deliver certificates representing the Shares with the appropriate legends affixed thereto.

5.COMPLIANCE WITH LAWS AND REGULATIONS. The Plan and this Agreement are intended to comply with Section 25102(o) of the California Corporations Code (“Section 25102(o)”) and Rule 701 et seq. promulgated by the Securities and Exchange Commission under the Securities Act (“Rule 701”). Any provision of this Agreement that is inconsistent with Section 25102(o) or Rule 701 shall, without further act or amendment by the Company or the Committee, be reformed to comply with the requirements of Section 25102(o) and/or Rule 701. The exercise of this Option and the issuance and transfer of Shares shall be subject to compliance by the Company and Optionee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Common Stock may be listed at the time of such issuance or transfer. Optionee understands that the Company is under no obligation to register or qualify the Shares with the SEC, any state securities commission or any stock exchange to effect such compliance.
6.NONTRANSFERABILITY OF OPTION. This Option may not be transferred in any manner other than by will or by the laws of descent and distribution, and, with respect to NQSOs, by instrument to a testamentary trust in which the options are to be passed to beneficiaries upon the death of the trustor (settlor) or a revocable trust, or by gift to “immediate family” as that term is defined in 17 C.F.R. 240.16a-1(e), and may be exercised during the lifetime of Optionee only by Optionee or in the event of Optionee’s incapacity, by Optionee’s legal representative. The terms of this Option shall be binding upon the executors, administrators, successors and assigns of Optionee.
7.COMPANY’S REPURCHASE OPTION FOR UNVESTED SHARES. If Optionee is Terminated for any reason, or no reason, including without limitation, Optionee’s death, Disability, voluntary resignation or termination by the Company with or without cause and Optionee has acquired Unvested Shares by exercising this Option, then the Company and/or its assignee(s) shall have the option to repurchase all or a portion of Optionee’s Unvested Shares (as defined in Section 2.2 of this Agreement) as of the Termination Date on the terms and conditions set forth in this Section 7 (the “Repurchase Option”).
7.1.Termination and Termination Date. For purposes of this Agreement, “Termination” is defined as the cessation of the employment relationship such that Optionee is no longer an employee, officer, director, contractor, consultant or advisor to the Company or any of its Subsidiaries or Parents. In case of any dispute as to whether Optionee is Terminated, the Committee shall have discretion to determine whether Optionee has been Terminated and the effective date of such Termination (the “Termination Date”).
7.2.Exercise of Repurchase Option. Subject to the foregoing provisions of this Section, at any time within ninety (90) days after Optionee’s Termination Date, the Company and/or its assignee(s), may elect to repurchase any or all of Optionee’s Unvested Shares by giving Optionee written notice of exercise of the Repurchase Option.
7.3.Calculation of Repurchase Price for Unvested Shares. The Company or its assignee shall have the option to repurchase from Optionee (or from Optionee’s personal representative as the case may be) the Unvested Shares at Optionee’s Exercise Price, as such may be proportionately adjusted for any stock split or similar change in the capital structure of the Company as set forth in Section 2.2 of the Plan (the “Repurchase Price”).
7.4.Payment of Repurchase Price. The Repurchase Price shall be payable, at the option of the Company or its assignee, by check or by cancellation of all or a portion of any outstanding indebtedness owed by Optionee to the Company and/or such assignee, or by any combination thereof. The Repurchase Price shall be paid without interest within the term of the Repurchase Option as described in Section 7.2.
7.5.Right of Termination Unaffected. Nothing in this Agreement shall be construed to limit or otherwise affect in any manner whatsoever the right or power of the Company (or any Parent or Subsidiary of the Company) to terminate Optionee’s employment or other relationship with Company (or any Parent or Subsidiary of the Company) at any time, for any reason or no reason, with or without cause.
8.RESTRICTIONS ON TRANSFER.
8.1.Disposition of Shares. Optionee hereby agrees that Optionee shall make no disposition of any of the Shares (other than as permitted by this Agreement) unless and until:
(a)Optionee shall have notified the Company of the proposed disposition and provided a written summary of the terms and conditions of the proposed disposition;
(b)Optionee shall have complied with all requirements of this Agreement applicable to the disposition of the Shares;
(c)Optionee shall have provided the Company with written assurances, in form and substance satisfactory to counsel for the Company, that (i) the proposed disposition does not require registration of the Shares under the Securities Act or under any applicable state securities laws or (ii) all appropriate actions necessary for compliance with the registration requirements of the Securities Act or of any exemption from registration available under the Securities Act (including Rule 144) or applicable state securities laws have been taken; and
(d)Optionee shall have provided the Company with written assurances, in form and substance satisfactory to the Company, that the proposed disposition will not result in the contravention of any transfer restrictions applicable to the Shares pursuant to the provisions of the regulations promulgated under Section 25102(o), Rule 701 or under any other applicable securities laws or adversely affect the Company’s ability to rely on the exemption(s) from registration under the Securities Act or under any other applicable securities laws for the grant of the Option, the issuance of Shares thereunder or any other issuance of securities under the Plan.
8.2.Restriction on Transfer. Optionee shall not transfer, assign, grant a lien or security interest in, pledge, hypothecate, encumber or otherwise dispose of any of the Shares which are subject to the Company’s Repurchase Option or the Right of First Refusal described below, except as permitted by this Agreement.
8.3.Transferee Obligations. Each person (other than the Company) to whom the Shares are transferred by means of one of the permitted transfers specified in this Agreement must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Agreement and that the transferred Shares are subject to (i) both the Company’s Repurchase Option and the Company’s Right of First Refusal granted hereunder and (ii)

the market stand-off provisions of Section 9 below, to the same extent such Shares would be so subject if retained by Optionee.
9.MARKET STANDOFF AGREEMENT. Optionee agrees that, subject to any early release provisions that apply pro rata to stockholders of the Company according to their holdings of Common Stock (determined on an as-converted into Common Stock basis), Optionee will not, for a period of up to one hundred eighty (180) days (plus up to an additional thirty five (35) days to the extent reasonably requested by the Company or such underwriter(s) to accommodate regulatory restrictions on the publication or other distribution of research reports or earnings releases by the Company, including NASD and NYSE rules) following the effective date of the registration statement filed with the SEC relating to the initial underwritten sale of Common Stock of the Company to the public under the Securities Act (the “IPO”), directly or indirectly sell, offer to sell, grant any option for the sale of, or otherwise dispose of any Common Stock or securities convertible into Common Stock, except for: (i) transfers of Shares permitted under Section 10.6 hereof so long as such transferee furnishes to the Company and the managing underwriter their written consent to be bound by this Section 9 as a condition precedent to such transfer; and (ii) sales of any securities to be included in the registration statement for the IPO. For the avoidance of doubt, the provisions of this Section shall only apply to the IPO. The restricted period shall in any event terminate two (2) years after the closing date of the IPO. In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the Shares subject to this Section and to impose stop transfer instructions with respect to the Shares until the end of such period. Optionee further agrees to enter into any agreement reasonably required by the underwriters to implement the foregoing restrictions on transfer. For the avoidance of doubt, the foregoing provisions of this Section shall not apply to any registration of securities of the Company (a) under an employee benefit plan or (b) in a merger, consolidation, business combination or similar transaction.
10.COMPANY’S RIGHT OF FIRST REFUSAL. Unvested Shares may not be sold or otherwise transferred, or pledged by Optionee or made subject to a security interest, pledge or other lien without the Company’s prior written consent, which may be withheld in the Company’s sole and absolute discretion. Before any Vested Shares held by Optionee or any transferee of such Vested Shares (either sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including, without limitation, a transfer by gift or operation of law), the Company and/or its assignee(s) will have a right of first refusal to purchase the Vested Shares to be sold or transferred (the “Offered Shares”) on the terms and conditions set forth in this Section (the “Right of First Refusal”).
10.1.Notice of Proposed Transfer. The Holder of the Offered Shares will deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer the Offered Shares; (ii) the name and address of each proposed purchaser or other transferee (the “Proposed Transferee”); (iii) the number of Offered Shares to be transferred to each Proposed Transferee; (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Offered Shares (the “Offered Price”); and (v) that the Holder acknowledges this Notice is an offer to sell the Offered Shares to the Company and/or its assignee(s) pursuant to the Company’s Right of First Refusal at the Offered Price as provided for in this Agreement.
10.2.Exercise of Right of First Refusal. At any time within thirty (30) days after the date of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all (or, with the consent of the Holder, less than all) the Offered Shares proposed to be transferred to any one or more of the Proposed Transferees named in the Notice, at the purchase price, determined as specified below.
10.3.Purchase Price. The purchase price for the Offered Shares purchased under this Section will be the Offered Price, provided that if the Offered Price consists of no legal consideration (as, for example, in the case of a transfer by gift) then the purchase price will be the fair market value of the Offered Shares as determined in good faith by the Committee. If the Offered Price includes consideration other than cash, then the value of the non-cash consideration, as determined in good faith by the Committee, will conclusively be deemed to be the cash equivalent value of such non-cash consideration.
10.4.Payment. Payment of the purchase price for the Offered Shares will be payable, at the option of the Company and/or its assignee(s) (as applicable), by check or by cancellation of all or a portion of any outstanding purchase money indebtedness owed by the Holder to the Company (or to such assignee, in the case of a purchase of Offered Shares by such assignee) or by any combination thereof. The purchase price will be paid without interest within sixty (60) days after the Company’s receipt of the Notice, or, at the option of the Company and/or its assignee(s), in the manner and at the time(s) set forth in the Notice.
10.5.Holder’s Right to Transfer. If all of the Offered Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section, then the Holder may sell or otherwise transfer such Offered Shares to each Proposed Transferee at the Offered Price or at a higher price, provided that (i) such sale or other transfer is consummated within ninety (90) days after the date of the Notice, (ii) any such sale or other transfer is effected in compliance with all applicable securities laws, and (iii) each Proposed Transferee agrees in writing that the provisions of this Section will continue to apply to the Offered Shares in the hands of such Proposed Transferee. If the Offered Shares described in the Notice are not transferred to each Proposed Transferee within such ninety (90) day period, then a new Notice must be given to the Company pursuant to which the Company will again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

10.6.Exempt Transfers. Notwithstanding anything to the contrary in this Section, the following transfers of Vested Shares will be exempt from the Right of First Refusal: (i) the transfer of any or all of the Vested Shares during Optionee’s lifetime by gift or on Optionee’s death by will or intestacy to any member(s) of Optionee’s “Immediate Family” (as defined below) or to a trust for the benefit of Optionee and/or member(s) of Optionee’s Immediate Family, provided that each transferee or other recipient agrees in a writing satisfactory to the Company that the provisions of this Section will continue to apply to the transferred Vested Shares in the hands of such transferee or other recipient; (ii) any transfer of Vested Shares made pursuant to a statutory merger, statutory consolidation of the Company with or into another corporation or corporations or a conversion of the Company into another form of legal entity (except that the Right of First Refusal will continue to apply thereafter to such Vested Shares, in which case the surviving corporation of such merger or consolidation or the resulting entity of such conversion shall succeed to the rights of the Company under this Section unless the agreement of merger or consolidation or conversion expressly otherwise provides); or (iii) any transfer of Vested Shares pursuant to the winding up and dissolution of the Company. As used herein, the term “Immediate Family” will mean Optionee’s spouse, the lineal descendant or antecedent, father, mother, brother or sister, child, adopted child, grandchild or adopted grandchild of Optionee or Optionee’s spouse, or the spouse of any of the above or Spousal Equivalent, as defined herein. As used herein, a person is deemed to be a “Spousal Equivalent” provided the following circumstances are true: (i) irrespective of whether or not Optionee and the Spousal Equivalent are the same sex, they are the sole spousal equivalent of the other for the last twelve (12) months, (ii) they intend to remain so indefinitely, (iii) neither are married to anyone else, (iv) both are at least 18 years of age and mentally competent to consent to contract, (v) they are not related by blood to a degree of closeness that which would prohibit legal marriage in the state in which they legally reside, (vi) they are jointly responsible for each other’s common welfare and financial obligations, and (vii) they reside together in the same residence for the last twelve (12) months and intend to do so indefinitely.
10.7.Termination of Right of First Refusal. The Right of First Refusal will terminate as to all Shares: (i) on the effective date of the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the SEC under the Securities Act (other than a registration statement relating solely to the issuance of Common Stock pursuant to a business combination or an employee incentive or benefit plan); (ii) on any transfer or conversion of Shares made pursuant to a statutory merger or statutory consolidation of the Company with or into another corporation or corporations if the common stock of the surviving corporation or any direct or indirect parent corporation thereof is registered under the Exchange Act; or (iii) on any transfer or conversion of Shares made pursuant to a statutory conversion of the Company into another form of legal entity if the common equity (or comparable equity security) of entity resulting from such conversion is registered under the Exchange Act.

10.8.Encumbrances on Vested Shares. Optionee may grant a lien or security interest in, or pledge, hypothecate or encumber Vested Shares only if each party to whom such lien or security interest is granted, or to whom such pledge, hypothecation or other encumbrance is made, agrees in a writing satisfactory to the Company that: (i) such lien, security interest, pledge, hypothecation or encumbrance will not adversely affect or impair the Right of First Refusal or the rights of the Company and/or its assignee(s) with respect thereto and will not apply to such Vested Shares after they are acquired by the Company and/or its assignees under this Section; and (ii) the provisions of this Agreement will continue to apply to such Vested Shares in the hands of such party and any transferee of such party. Optionee may not grant a lien or security interest in, or pledge, hypothecate or encumber, any Unvested Shares.
10.9.Effect of Company Co-Sale Agreement. If Optionee is, or at any time hereafter becomes, a party to or otherwise bound by (i) the Company’s Right of First Refusal and Co-Sale Agreement, dated as of January 8, 2016, by and among the Company and certain stockholders of the Company, as such may be amended and/or restated from time to time and/or (ii) any other agreement that is a successor to or replacement of such agreement (collectively, the “Company Co-Sale Agreement”), and in the event of any conflict or inconsistency between the provisions of Section 9 hereof and/or this Section 10.9 and any provisions in the Company Co-Sale Agreement granting the Company and/or other security holders of the Company rights of first refusal and/or co-sale rights with respect to any or all of the Shares or imposing market stand-off restrictions, Optionee agrees with the Company that the terms and conditions of the Company Co-Sale Agreement shall apply, govern, supersede and prevail over (and in lieu of) the provisions of Section 9 hereof and/or of this Section 10.9 (as applicable) so long as the Company Co-Sale Agreement is in effect and Optionee is a party to or bound thereby. If the Company Co-Sale Agreement is no longer in effect or if Optionee is not a party to or bound thereby, then the provisions of this Section 10.9 shall apply in full force and effect until termination of the Right of First Refusal and the provisions of Section 9 hereof shall apply in full force and effect in accordance with its terms.
11.RIGHTS AS A STOCKHOLDER. Optionee shall not have any of the rights of a stockholder with respect to any Shares unless and until such Shares are issued to Optionee. Subject to the terms and conditions of this Agreement, Optionee will have all of the rights of a stockholder of the Company with respect to the Shares from and after the date that Shares are issued to Optionee pursuant to, and in accordance with, the terms of the Exercise Agreement until such time as Optionee disposes of the Shares or the Company and/or its assignee(s) exercise(s) the Repurchase Option or the Right of First Refusal. Upon an exercise of the Repurchase Option or the Right of First Refusal, Optionee will have no further rights as a holder of the Shares so purchased upon such exercise, other than the right to receive payment for the Shares so purchased in accordance with the provisions of this Agreement, and Optionee will promptly surrender the stock certificate(s) evidencing the Shares so purchased to the Company for transfer or cancellation.
12.ESCROW. As security for Optionee’s faithful performance of this Agreement, Optionee agrees, immediately upon receipt of the stock certificate(s) evidencing the Shares, to deliver such certificate(s) to the Secretary of the Company or other designee of the Company (the “Escrow Holder”), who is hereby appointed to hold such certificate(s) and to take all such actions and to effectuate all such transfers and/or releases of such Shares as are in accordance with the terms of this Agreement. Optionee and the Company agree that Escrow Holder will not be liable to any party to this Agreement (or to any other party) for any actions or omissions unless Escrow Holder is grossly negligent or intentionally fraudulent in carrying out the duties of Escrow Holder under this Agreement. Escrow Holder may rely upon any letter, notice or other document executed with any signature purported to be genuine and may rely on the advice of counsel and obey any order of any court with respect to the transactions contemplated by this Agreement and will not be liable for any act or omission taken by Escrow Holder in good faith reliance on such documents, the advice of counsel or a court order. The Shares will be released from escrow upon termination of both the Repurchase Option and the Right of First Refusal.
13.COMPANY CO-SALE AGREEMENT AND VOTING AGREEMENT. As a material inducement and consideration for the Company to enter into this Agreement, Optionee hereby agrees that if the Company requests Optionee to enter into and become a party to, (a) the Company Co- Sale Agreement (and to subject the Shares to the rights of first refusal held by the Company and other Company investors thereunder and the co-sale rights of other investors thereunder) and/or (b) the Company Voting Agreement (pursuant to which Optionee would agree to vote all shares of Company stock held by Optionee for the election of directors and in favor of certain material transactions (such as mergers or sales of the Company), then Optionee will enter into such agreements and execute and deliver signature pages thereto (as requested by the Company) in such capacities and at such time as the Company requests.
14.RESTRICTIVE LEGENDS AND STOP-TRANSFER ORDERS.
14.1.Legends. Optionee understands and agrees that the Company will place the legends set forth below or similar legends on any stock certificate(s) evidencing the Shares, together with any other legends that may be required by state or U.S. Federal securities laws, the Company’s Certificate of Incorporation or Bylaws, any other agreement between Optionee and the Company, or any agreement between Optionee and any third party (and any other legend(s) that the Company may become obligated to place on the stock certificate(s) evidencing the Shares under the terms of any agreement to which the Company is or may become bound or obligated):
(a)THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL
RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.
(b)THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON RESALE AND TRANSFER, INCLUDING THE REPURCHASE OPTION AND RIGHT OF FIRST REFUSAL HELD BY THE ISSUER AND/OR ITS ASSIGNEE(S) AS SET FORTH IN A STOCK OPTION AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER

OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH SALE AND TRANSFER RESTRICTIONS, INCLUDING THE REPURCHASE OPTION AND RIGHT OF FIRST REFUSAL, ARE BINDING ON TRANSFEREES OF THESE SHARES.
(c)THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A MARKET STANDOFF RESTRICTION AS SET FORTH IN A CERTAIN STOCK OPTION AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. AS A RESULT OF SUCH AGREEMENT, THESE SHARES MAY NOT BE TRADED FOR A PERIOD AFTER THE EFFECTIVE DATE OF CERTAIN PUBLIC OFFERINGS OF THE COMMON STOCK OF THE ISSUER HEREOF. SUCH RESTRICTION IS BINDING ON TRANSFEREES OF THESE SHARES.
Optionee agrees that if Optionee becomes a party to (i) the Company Co-Sale Agreement or (ii) (A) the Company’s Voting Agreement dated as of January 8, 2016 by and among the Company and certain stockholders and other investors in the Company, as such may be amended and/or restated from time to time and/or (B) any other voting agreement that is a successor to or replacement of such Voting Agreement (collectively, the “Company Voting Agreement”), then the stock certificate(s) evidencing the Shares shall, in addition, bear any additional legends required under the Company Co-Sale Agreement and/or the Company Voting Agreement, as applicable.
14.2.Stop-Transfer Instructions. Optionee agrees that, to ensure compliance with the restrictions imposed by this Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
14.3.Refusal to Transfer. The Company will not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares, or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares have been so transferred.
15.CERTAIN TAX CONSEQUENCES. Set forth below is a brief summary as of the Effective Date of the Plan of some of the federal tax consequences of exercise of the Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.
15.1.Exercise of ISO. If the Option qualifies as an ISO, there will be no regular federal income tax liability upon the exercise of the Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as a tax preference item for federal alternative minimum tax purposes and may subject Optionee to the alternative minimum tax in the year of exercise.
15.2.Exercise of Nonqualified Stock Option. If the Option does not qualify as an ISO, there may be a regular federal income tax liability upon the exercise of the Option. Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If Optionee is a current or former employee of the Company, the Company may be required to withhold from Optionee’s compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.
15.3.Disposition of Shares. The following tax consequences may apply upon disposition of the Shares.
(a)Incentive Stock Options. If the Shares are held for more than twelve (12) months after the date of purchase of the Shares pursuant to the exercise of an ISO and are disposed of more than two (2) years after the Date of Grant, any gain realized on disposition of the Shares will be treated as long term capital gain for federal income tax purposes. If Vested Shares purchased under an ISO are disposed of within the applicable one (1) year or two (2) year period, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates in the year of the disposition) to the extent of the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. To the extent the Shares were exercised prior to vesting coincident with the filing of an 83(b) Election, the amount taxed because of a disqualifying disposition will be based upon the excess, if any, of the fair market value on the date of vesting over the exercise price.
(b)Nonqualified Stock Options. If the Shares are held for more than twelve (12) months after the date of purchase of the Shares pursuant to the exercise of an NQSO, any gain realized on disposition of the Shares will be treated as long term capital gain.
15.4.Section 83(b) Election for Unvested Shares. With respect to Unvested Shares, which are subject to the Repurchase Option, unless an election is filed by Optionee with the Internal Revenue Service (and, if necessary, the proper state taxing authorities), within thirty (30) days of the purchase of the Unvested Shares, electing pursuant to Section 83(b) of the Code (and similar state tax provisions, if applicable) to be taxed currently on any difference between the Exercise Price of the Unvested Shares and their Fair Market Value on the date of purchase, there may be a recognition of taxable income (including, where applicable, alternative minimum taxable income) to Optionee, measured by the excess, if any, of the Fair Market Value of the Unvested Shares at the time they cease to be Unvested Shares, over the Exercise Price of the Unvested Shares.
16.GENERAL PROVISIONS.
16.1.Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and Optionee.
16.2.Entire Agreement. The Plan, the Grant Notice and the Exercise Agreement are each incorporated herein by reference. This Agreement, the Grant Notice, the Plan and the Exercise Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior undertakings and agreements with respect to such subject matter.

17.NOTICES. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) at the time an electronic confirmation of receipt is received, if delivery is by email; (iii) at the time of transmission by facsimile, addressed to the other party at its facsimile number specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by both telephone and printed confirmation sheet verifying successful transmission of the facsimile; (iv) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (v) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries. Any notice for delivery outside the United States will be sent by email, facsimile or by express courier. Any notice not delivered personally or by email will be sent with postage and/or other charges prepaid and properly addressed to Optionee at the last known address or facsimile number on the books of the Company, or at such other address or facsimile number as such other party may designate by one of the indicated means of notice herein to the other parties hereto or, in the case of the Company, to it at its principal place of business. Notices to the Company will be marked “Attention: Chief Financial Officer.” Notices by facsimile shall be machine verified as received.
18.SUCCESSORS AND ASSIGNS. The Company may assign any of its rights under this Agreement including its rights to purchase Shares under both the Right of First Refusal and Repurchase Option. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Optionee and Optionee’s heirs, executors, administrators, legal representatives, successors and assigns.
19.GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.
20.FURTHER ASSURANCES. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.
21.TITLES AND HEADINGS. The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. Unless otherwise specifically stated, all references herein to “sections” and “exhibits” will mean “sections” and “exhibits” to this Agreement.
22.COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.
23.SEVERABILITY. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement. Notwithstanding the forgoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.
* * * * *

Attachments:
Annex A: Form of Stock Option Exercise Notice and Agreement

ANNEX A
FORM OF STOCK OPTION EXERCISE NOTICE AND AGREEMENT

STOCK OPTION EXERCISE NOTICE AND AGREEMENT
GRAIL, INC.
2016 EQUITY INCENTIVE PLAN
*NOTE: You must sign this Notice on Page 3 before submitting it to GRAIL, Inc. (the “Company”) AND, if requested to do so by the Company, you must also sign the then-current signature pages to the Company’s then-current Company Co-Sale Agreement and Company Voting Agreement (as those terms are defined in the Stock Option Agreement) before submitting this Notice to the Company.
OPTIONEE INFORMATION: Please provide the following information about yourself (“Optionee”):

Name:		Social Security
Number:
Address:
Employee Number:
Email Address:
OPTION INFORMATION: Please provide this information on the option being exercised (the “Option”):

Grant No.
Date of Grant:	Type of Stock Option:
Option Price per Share: $	☐ Nonqualified (NQSO)
Total number of shares of Class A Common Stock (“Common ☐ Incentive (ISO) Stock”) of the Company subject to the Option:
EXERCISE INFORMATION:
Number of shares of Common Stock of the Company for which the Option is now being exercised [_______________]. (These shares are referred to below as the “Purchased Shares.”)
Total Exercise Price Being Paid for the Purchased Shares: $___________
Form of payment enclosed [check all that apply]:
☐Check for $___________, payable to “GRAIL, Inc.”
☐Certificate(s) for _______________ shares of Common Stock of the Company. These shares will be valued as of the date this notice is received by the Company. [Requires Company consent.]
AGREEMENTS, REPRESENTATIONS AND ACKNOWLEDGMENTS OF OPTIONEE: By signing this Stock Option Exercise Notice and Agreement, Optionee hereby agrees with, and represents to, the Company as follows:
1.Terms Governing. I acknowledge and agree with the Company that I am acquiring the Purchased Shares by exercise of this Option subject to all other terms and conditions of the Notice of Stock Option Grant and the Stock Option Agreement that govern the Option, including without limitation the terms of the Company’s 2016 Equity Incentive Plan, as it may be amended (as amended, the “Plan”).

2.Investment Intent; Securities Law Restrictions. I represent and warrant to the Company that I am acquiring and will hold the Purchased Shares for investment for my account only, and not with a view to, or for resale in connection with, any “distribution” of the Purchased Shares within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). I understand that the Purchased Shares have not been registered under the Securities Act by reason of a specific exemption from such registration requirement and that the Purchased Shares must be held by me indefinitely, unless they are subsequently registered under the Securities Act or I obtain an opinion of counsel (in form and substance satisfactory to the Company and its counsel) that registration is not required. I acknowledge that the Company is under no obligation to register the Purchased Shares under the Securities Act or under any other securities law.
3.Restrictions on Transfer: Rule 144. I will not sell, transfer or otherwise dispose of the Purchased Shares in violation of the Securities Act, the Securities Exchange Act of 1934, or the rules promulgated thereunder (including Rule 144 under the Securities Act described below “Rule 144”)) or of any other applicable securities laws. I am aware of Rule 144, which permits limited public resales of securities acquired in a non-public offering, subject to satisfaction of certain conditions, which include (without limitation) that: (a) certain current public information about the Company is available; (b) the resale occurs only after the holding period required by Rule 144 has been met; (c) the sale occurs through an unsolicited “broker’s transaction;” and (d) the amount of securities being sold during any three-month period does not exceed specified limitations. I understand that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future.
4.Access to Information; Understanding of Risk in Investment. I acknowledge that I have received and had access to such information as I consider necessary or appropriate for deciding whether to invest in the Purchased Shares and that I had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Purchased Shares. I am aware that my investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. I am able, without impairing my financial condition, to hold the Purchased Shares for an indefinite period and to suffer a complete loss of my investment in the Purchased Shares.
5.Rights of First Refusal; Repurchase Options; Market Stand-off. I acknowledge that the Purchased Shares remain subject to the Company’s Right of First Refusal, the Company’s Repurchase Option (with respect to unvested Purchased Shares) and the market stand-off covenants (sometimes referred to as the “lock-up”), all in accordance with the applicable Notice of Stock Option Grant and the Stock Option Agreement that govern the Option.
6.Form of Ownership. I acknowledge that the Company has encouraged me to consult my own adviser to determine the form of ownership of the Purchased Shares that is appropriate for me. In the event that I choose to transfer my Purchased Shares to a trust, I agree to sign a Stock Transfer Agreement. In the event that I choose to transfer my Purchased Shares to a trust that is not an eligible revocable trust, I also acknowledge that the transfer will be treated as a “disposition” for tax purposes. As a result, the favorable ISO tax treatment will be unavailable and other unfavorable tax consequences may occur.
7.Investigation of Tax Consequences. I acknowledge that the Company has encouraged me to consult my own adviser to determine the tax consequences of acquiring the Purchased Shares at this time.
8.Other Tax Matters. I agree that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes my tax liabilities. I will not make any claim against the Company or its Board, officers or employees related to tax liabilities arising from my options or my other compensation. In particular, I acknowledge that my options (including the Option) are exempt from Section 409A of the Internal Revenue Code only if the exercise price per share is at least equal to the fair market value per share of the Common Stock at the time the option was granted by the Board. Since shares of the Common Stock are not traded on an established securities market, the determination of their fair market value was made by the Board and/or by an independent valuation firm retained by the Company. I acknowledge that there is no guarantee in either case that the Internal Revenue Service will agree with the valuation, and I will not make any claim against the Company or its Board of Directors, officers or employees in the event that the Internal Revenue Service asserts that the valuation was too low.
9.Spouse Consent. I agree to seek and obtain the consent of my spouse to the extent required by the Company to enforce the foregoing.
10.Agreement to Enter into Co-Sale and Voting Agreements. Pursuant to the Stock Option Agreement, if requested to do so by the Company, I agree to enter into and execute the then-current Company CoSale Agreement and the then-current Company Voting Agreement concurrently with my exercise of the Option or at any other time I am requested to do so by the Company. I acknowledge that by entering into the Company Co-Sale Agreement I will be subjecting the Purchased Shares to the rights of first refusal, co-sale rights and all the other provisions of the Company Co-Sale Agreement and that by entering into the Voting Agreement I will be subjected to voting and other obligations and covenants regarding all Company shares I own and all other provisions of the Company Voting Agreement, in addition to the right of first refusal, repurchase option and market stand-off provisions described above.
11.Tax Withholding. As a condition of exercising this Option, I agree to make adequate provision for foreign, federal, state or other tax withholding obligations, if any, which arise upon the grant, vesting or exercise of this Option, or disposition of the Purchased Shares, whether by withholding, direct payment to the Company, or otherwise.
IMPORTANT NOTE: UNVESTED PURCHASED SHARES ARE SUBJECT TO REPURCHASE BY THE COMPANY. PLEASE CONSULT WITH YOUR TAX ADVISER CONCERNING THE ADVISABILITY OF FILING AN 83(b) ELECTION WITH THE INTERNAL REVENUE SERVICE WHICH MUST BE FILED WITHIN THIRTY (30) DAYS AFTER THE PURCHASE OF SHARES TO BE EFFECTIVE.
A form of Election under Section 83(b) is attached hereto as Exhibit 1 for reference. With respect to an NQSO, unless an 83(b) election is timely filed with the Internal Revenue Service (and, if necessary, the proper state taxing authorities), electing pursuant to Section 83(b) of the Internal Revenue Code (and similar state tax provisions, if applicable) to be taxed currently on any difference between the purchase price of the Unvested Purchased Shares and their fair market value on the date of purchase, there may be a recognition of taxable income to you, measured by the excess, if any, of the Fair Market Value of the Unvested Purchased Shares at the time they cease to be Unvested Purchased Shares, over the purchase price of the Unvested Purchased Shares.
Furthermore, to the extent the Purchased Shares were purchased upon exercise of an ISO, Optionee acknowledges that Optionee may be subject to federal and state income taxes as a result of a Disqualifying Disposition of the Purchased Shares, with any gain realized on (a) Vested Shares initially purchased under an ISO subject to a Disqualifying Disposition treated as compensation income (taxable at ordinary income rates in the year of the disposition) to the extent of the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price and (b) Unvested Shares initially purchased under an ISO (and regardless of whether an 83(b) election is timely filed with the Internal Revenue Service) subject to a Disqualifying Disposition treated as compensation income (taxable at ordinary income rates in the year of the

EARLY EXERCISE FORM
disposition) to the extent of the excess, if any, of the Fair Market Value on the date of vesting over the Exercise Price.
The undersigned hereby executes and delivers this Stock Option Exercise Notice and Agreement and agrees to be bound by its terms

SIGNATURE:	DATE:

Optionee's Name:
Attachments:
Exhibit 1 – Section 83(b) Election Form
[Signature Page to Stock Option Exercise Notice and Agreement]

EARLY EXERCISE FORM
EXHIBIT 1
SECTION 83(b) ELECTION

ELECTION UNDER SECTION 83(B) OF THE INTERNAL REVENUE CODE
The undersigned Taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include the excess, if any, of the fair market value of the property described below at the time of transfer over the amount paid for such property, as compensation for services in the calculation of: (1) regular gross income; (2) alternative minimum taxable income; or (3) disqualifying disposition gross income, as the case may be.
1.TAXPAYER'S NAME:

TAXPAYER'S ADDRESS:

SOCIAL SECURITY NUMBER:

2.The property with respect to which the election is made is described as follows: _______ shares of Class A Common Stock, par value $0.001 per share, of GRAIL, Inc., a Delaware corporation (the “Company”), which were transferred upon exercise of an option by the Company, which is Taxpayer’s employer or the corporation for whom the Taxpayer performs services.
3.The date on which the shares were transferred was pursuant to the exercise of the option was ___________________, ______ and this election is made for calendar year ______.
4.The shares received upon exercise of the option are subject to the following restrictions: The Company may repurchase all or a portion of the shares at the Taxpayer’s original purchase price under certain conditions at the time of Taxpayer’s termination of employment or services.
5.The fair market value of the shares (without regard to restrictions other than restrictions which by their terms will never lapse) was $ _______ per share x ________ shares = $________ at the time of exercise of the option.
6.The amount paid for such shares upon exercise of the option was $______ per share x ________ shares = $______.
7.The Taxpayer has submitted a copy of this statement to the Company.
8.The amount to include in gross income is $_______________. [The result of the amount reported in Item 5 minus the amount reported in Item 6.]
THIS ELECTION MUST BE FILED WITH THE INTERNAL REVENUE SERVICE (“IRS”), AT THE OFFICE WHERE THE TAXPAYER FILES ANNUAL INCOME TAX RETURNS, WITHIN 30 DAYS AFTER THE DATE OF TRANSFER OF THE SHARES, AND MUST ALSO BE FILED WITH THE TAXPAYER’S INCOME TAX RETURNS FOR THE CALENDAR YEAR. THE ELECTION CANNOT BE REVOKED WITHOUT THE CONSENT OF THE IRS.

EARLY EXERCISE FORM

Dated:

Taxpayer's Signature